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                                                                    Exhibit 23.3


                           CONSENT OF JAMES PURCARO


      I, James Purcaro, do hereby acknowledge that I have been duly appointed and have, in turn, agreed to serve on the Board of Directors of Able Energy, Inc. (the "Company") commencing on the effective date of an initial public offering of the Company's securities. And further, I hereby consent to the reference of my name under the "Management" caption in the Company's Registration Statement on Form SB-2 and related prospectus filed in connection with the Company's initial public offering.


                                       /s/ James Purcaro
                                       -------------------------------
                                       James Purcaro

July 10, 1998